Exhibit 99.1

FMW Media, Inc.’s New to The Street TV Announces its 4 TV Interviews Being Broadcasted On Fox Business Network, Monday August 9, 2021 @ 10:30 PM PT and Tuesday, August 10, 2021 @ 10:30 PM PT

Press Release | 08/06/2021

FMW Media, Inc.’s New to The Street TV Announces its 4 TV Interviews Being Broadcasted On Fox Business Network, Monday August 9, 2021 @ 10:30 PM PT and Tuesday, August 10, 2021 @ 10:30 PM PT

NEW YORK, Aug. 06, 2021 (GLOBE NEWSWIRE) – FMW Media’s New to The Street TV broadcasting its national syndicated show, Monday, August 09, 2021 at 10:30 PM PT and Tuesday, August 10, 2021 at 10:30 PM PT on Fox Business Network.

New To The Street’s 211th TV show airs Monday night, August 09, 2021, 10:30PM PT, features the following 4 Companies and their business representatives:

1). Altitude International, Inc’s (OTCQB: ALTD) interview with Mr. Greg Breunich, CEO.

2). Cryptocurrency SportemonGo’s (Crypto:SGO) ($SGO) interview with Ricky Jackson, CEO.

3). Gaensel Energy Group, Inc.’s (OTCPINK: GEGR) interview with Ms. Maria Bomboi, President.

4). Solar Integrated Roofing, Inc.’s (OTCPink:SIRC) Interview with Mr. David Massey, CEO.

New to The Street TV on Monday night, August 9, 2021 welcomes Mr. Greg Breunich, CEO, Altitude International, Inc. (OTCQB: ALTD), who talks to the televised audiences about the specialized and uniquely engineered products and services. He provides an in-depth dialog about the Company and its subsidiaries as it pertains to the core business of wellness and athletic training. Mr. Breunich highlights the Company’s Trident Water subsidiary that manufactures a variety of atmospheric water generators, air-to-water machines which pulls and purify water from the atmosphere. He mentions ALTD’s impressive list of clients, which include a number of US government entities.

Mr. Ricky Jackson, CEO at cryptocurrency Sportemon Go (Crypto:SGO) ($SGO) on this week’s Monday night, August 9, 2021, New to The Street show talks about the Company’s unique cryptocurrency. He gives very specific business detail of the Company’s operations with the main objective and purpose to revolutionize both the interactive gaming, NFT collectible and broader sport experience industries. He explains that SportemonGo enables its users to find, buy, hunt, collect and trade NFTs of their favorite sporting heroes in both the natural physical and virtual world and in real-time. Mr. Jackson gives his perspective on the NFT growth play in the crypto markets.

Gaensel Energy Groups, Inc.’s (OTCPink:GEGR) President, Ms. Maria Bomboi, comes on Monday night’s, August 9, 2021 New to the Street TV show. Ms. Bomboi gives specific details about the Company’s comprehensive finance modeling, as it pertains to growth companies positioned in the global market place. She gives a comprehensive overview of GEGR’s industry participation in biotech, commodities, apparel, fashion, green/renewable energies, and technology, and how the Company generates its revenues.

Monday night, August 9, 2021, New to the Street TV welcomes Mr. David Masey, CEO at Solar Integrated Roofing, Inc. (OTCPink:SIRC) who talks about the fantastic growth of the Company’s unique solar power roofing solutions and products. He explains their integrated, single-source solar power and roofing systems for both residential and commercial applications. Further, Mr. Massey gives an overview of its brands and the Company’s broad array of solutions including sales and installation of solar energy systems, battery backup and electric vehicle (EV) charging stations to roofing, HVAC and related electrical contracting work. He provides an overall analysis of the solar industry and explains how SIRC positioned itself to benefit in the growth of solar usages.

New To The Street’s 212th TV show air Tuesday night, August 10, 2021, 10:30PM PT, features the following 4 Companies and their business representatives:

1). Tonix Pharmaceuticals, Inc.’s (NASDAQ:TNXP) interview with Mr. Seth Lederman, CEO

2). Clubhouse Media Group, Inc.’s (OCTPink:CMGR) interview with Mr. Chris Young, President & Co-founder.

3). Cryptocurrency FINXFLO’s (Crypto:FXF) ($FXF) interview with Mr. James Gillingham, CEO

4). Cryptocurrency SportemonGo’s (Crypto:SGO) ($SGO) interview with Ricky Jackson, CEO

Tonix Pharmaceuticals, Inc.’s (NASDAQ:TNXP) CEO, Seth Lederman, talks to New To The Street TV on Tuesday night August 10, 2021, about their Company’s pharmaceutical products, and he leads a further in-depth discussion about their development and FDA phase 3 trial on its Fibromyalgia drug. Mr. Lederman talks about the importance of ‘HOW’ their Fibromyalgia drug helps patients sleep better without pain.

Mr. Chris Young, President & Co-founder at Clubhouse Media Group, Inc., (OTCPink:CMGR) joins the New to The Street TV show, Tuesday night, August 10, 2021. Mr. Young discusses the operational fundamentals of the Company’s successful influencer-based marketing and media firm with its global reach. He give the televised audience a greater understanding of CMGR’s social media marketing influencing solutions and how they have generated interest with many sports, Hollywood and music celebrities, including music award winning, international superstar singer and songwriter Austin Mahon.

Back again on Tuesday Night, August 10, 2021, New to The Street TV interviews Mr. James Gillingham, CEO, FINXFLO ($FXF) (CRYPTO: FXF), who explains the world’s first hybrid DeFi/CeFi liquidity aggregator. Mr. Gillingham shares with the audience many details around a number of FXF’s recent announcements. He continues explain the growth of FXF platform which provides a seamless and user-friendly cryptocurrency trading experience. He talks to viewers about their “KYT” (Know Your Transaction), explaining how the “KYT” system works for trading and best price for crypto platforms. Mr. Gillingham shares his insight on the institutional investors and entities getting more involved in the ever growing trades of crypto assets.

New to the Street TV welcomes back on Tuesday night, August 10, 2021, Mr. Ricky Jackson, CEO, at cryptocurrency Sportemon Go (Crypto:SGO) ($SGO). Mr. Jackson talks about the Company’s unique cryptocurrency, with the main objective and purpose to revolutionize both the interactive gaming, NFT collectible and broader sport experience industries. He explains that SportemonGo enable its users to find, buy, hunt, collect and trade NFTs of their favorite sporting heroes in both the natural physical and virtual world and in real-time. Mr. Jackson gives his perspective on the NFT growth play in the crypto markets.

About FINXFLO: (Crypto:FXF) ($FXF)

Co-founded by leaders in their respective niches, FINXFLO is a platform that focuses on changing the cryptocurrency market through innovation. As the world’s first hybrid DeFi/CeFi liquidity and protocol aggregator, FINXFLO brings a one-stop solution for all cryptocurrency traders and investors. Using only one account with one KYC, our users are now able to utilize liquidity from 25+ CeFi and DeFi platforms through a single user interface. In simple terms, FINXFLO blends all the upsides of DeFi and CeFi ecosystems to produce the ultimate product- finxflo.com.

About Clubhouse Media Group Inc. (OTCPink: CMGR):

Clubhouse Media Group, Inc. (OTCPink: CMGR) believes it represents the future of influencer media and marketing, with a global network of professionally run content houses, each of which has its own brand, influencer cohort and production capabilities. Clubhouse Media offers management, production and deal-making services to its handpicked influencers, a management division for individual influencer clients, and an investment arm for joint ventures and acquisitions for companies in the social media influencer space. Clubhouse Media’s management team consists of successful entrepreneurs with financial, legal, marketing, and digital content creation expertise -www.ClubhouseMediaGroup.com and twitter: https://twitter.com/ClubhouseCMGR?s=20

About Tonix Pharmaceuticals Holding Corp. (NASDAQ: TNXP):

Tonix Pharmaceuticals Holding Corp. (NASDAQ:TNXP) is a clinical-stage biopharmaceutical company which focuses on discovering, licensing, acquiring and developing small molecules and biologics to treat and prevent human disease and alleviate suffering. Tonix’s portfolio is primarily composed of the central nervous system (CNS) and immunology product candidates. The CNS portfolio includes both small molecules and biologics to treat pain, neurologic, psychiatric and addiction conditions. Tonix’s lead CNS candidate, TNX-102 SL1, is in mid-Phase 3 developments for the management of fibromyalgia, and positive data on the RELIEF Phase 3 trial were recently reported. The Company expects interim data from a second Phase 3 study, RALLY, in the third quarter of 20212 and top-line data in the fourth quarter of 2021. The immunology portfolio includes vaccines to prevent infectious diseases and biologics to address immunosuppression, cancer, and autoimmune diseases. Tonix’s lead vaccine candidate, TNX-1800, is a live replicating vaccine based on the horsepox viral vector platform to protect against COVID-19, primarily by eliciting a T cell response. Tonix reported positive efficacy data from animal studies of TNX-1800 in the first quarter of 2021. TNX-801, live horsepox virus vaccine for percutaneous administration, is in development to protect against smallpox and monkeypox – www.tonixpharma.com.

1TNX-102 SL is an investigational new drug and has not been approved for any indication.

2Pending agreement from FDA on statistical analysis plan

About Altitude International, Inc. (OTCQB: ALTD):

Altitude International, Inc. (OTCQB: ALTD) is a multi-discipline enterprise which blends income streams from performance-based education, sports, arts, science, and technology. Their go-to-market method through packaged tuition-oriented services, chargeable support services, and actual product system sales provides products and services for individuals, corporations and governments. ALTD’s multi-discipline approach consists of wholly owned stand-alone academies, wellness, and manufacturing/assembly facilities. These operations generate reoccurring year-on-year revenue and represent best-in-class high-performance methodology/protocols for training, education, and therapy environments; hypoxic training chambers, air-to-water machines, sports training and educational institutions, and wellness education- https://altitude-international.com/

About Sportemon GO (Crypto:SGO) ($SGO):

Sportemon Go was founded in 2021 by Ricky and Corey Jackson. With illustrious backgrounds in sports marketing and sporting software, the pair envisaged the creation of a platform to stand as a world premiere in NFT augmented reality sports trading. With a purpose to revolutionize both the gaming and NFT collectible industries, Sportemon Go will enable its users to hunt and collect NFTs of their favourite sporting heroes in both the real world and in real time. Creating the perfect synergy between our current world and the metaverse, participants will be able to interact at stadiums and sporting events like never before. Sportemon Go is funded solely through its own cryptocurrency, a BEP20 token leveraging a smart contract on the Binance Block Chain network. This native cryptocurrency will power the entire economy within the platform allowing users to purchase NFT collectibles, form their ultimate team, participate in mini games, earn rewards and much more - https://sportemongo.com/.

About Gaensel Energy Group, Inc. (OTCPINK: GEGR):

Gaensel Energy Group, Inc. (OTCPINK: GEGR) is an international finance and holding company which combines the cumulative and collective knowledge of its management team. Its management team consists of experienced professionals in Europe, Asia, North and Latin America with proven success. GEGR has expanded rapidly through a series of fifteen highly diversified acquisitions or investments. The Company currently consists of a wide variety of industries including Biotech, Commodities, Apparel, Fashion, Green and Renewable Energy, and Technology. The Company’s revenues and earnings have grown considerably as a result of these acquisitions. GEGR has the accounting, legal and management organization with structural skill sets to effectively evaluate and make prompt business decisions and the resource network to facilitate high level transactions - https://gegrgroup.com/.

About Solar Integrated Roofing Corp. (OTC PINK:SIRC):

Solar Integrated Roofing Corp. (OTC PINK:SIRC), is an integrated, single-source solar power and roofing systems installation platform company specializing in commercial and residential properties throughout the United States. The Company serves communities by delivering the best experience through constant innovation & legacy-focused leadership. The Company’s broad array of solutions include sales and installation of solar energy systems, battery backup and electric vehicle (EV) charging stations to roofing, HVAC and related electrical contracting work- www.solarintegratedroofing.com.

About FMW Media:

FMW Media operates one of the longest-running U.S. and International sponsored and Syndicated Nielsen Rated programming T.V. brands “New to the Street,” and its blockchain show “Exploring The Block.” Since 2009, these brands run biographical interview segment shows across major U.S. Television networks. The TV platforms reach over 540 million homes both in the US and international markets. FMW recently added Newsmax to its broadcasting platform with its first show broadcasted Sunday, December 27th. The NEWSMAX New to The Street show is syndicated on Sundays at 10 AM EST. FMW is also one of the nation’s largest buyers of linear Television long and short form- https://www.newsmaxtv.com/Shows/New-to-the-Street https://www.newtothestreet.com/.

Forward-Looking Statements Disclaimer:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results achieved. This press release should be considered in light of all filings of the Company contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

FMW Media Contact:

Bryan Johnson

+1 (631) 766-7462

Bryan@NewToTheStreet.com

And

“New to The Street” Business Development office

Support@NewToTheStreet.com

1-516-695-5900

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/654192c7-c023-4cd4-a782-697da9df4fdd